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                                                                     EXHIBIT 2.4


                             FAI INSURANCES LIMITED
                                    (`FAI')

                         FAI HOME SECURITY PTY LIMITED
                                    (`FHS')



                          TRADE MARK LICENCE AGREEMENT







                                 MINTER ELLISON
                                    Lawyers
                            Minter Ellison Building
                                44 Martin Place
                               SYDNEY  NSW  2000
                                 DX 117  SYDNEY
                            Telephone (02)9210 4444
                            Facsimile  (02)9235 2711
                                   Ref  MAP:

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                               TABLE OF CONTENTS

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
1.     Definitions..............................................  ii

2.     LICENCE..................................................   2

3.     FHS's OBLIGATIONS........................................   3

4.     INTELLECTUAL PROPERTY RIGHTS.............................   4

5.     WARRANTY.................................................   5

6.     REGISTERED USER..........................................   5

7.     TERM AND TERMINATION.....................................   5

8.     NOTICES..................................................   8

9.     EXCLUSION OF IMPLIED RELATIONSHIPS.......................   9

10.    ASSIGNMENT...............................................   9

11.    FURTHER ASSURANCES, CONSENTS AND APPROVALS...............   9

12.    REPRESENTATIONS AND WARRANTIES...........................   9

13.    SEVERABILITY.............................................   9

14.    WAIVER...................................................   9

15.    ENTIRE AGREEMENT.........................................  10

16.    COUNTERPARTS.............................................  10

17.    GOVERNING LAW AND JURISDICTION...........................  10

18.    EXECUTION BY ALL PARTIES.................................  10
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                          TRADE MARK LICENCE AGREEMENT

AGREEMENT dated                                                  1997


BETWEEN FAI INSURANCES LIMITED ACN 004 304 545 of Level 12, 185 Macquosie Street, Sydney, New South Wates, Australia ("FAI")

AND FAI HOME SECURITY PTY LIMITED (ACN 050 064 214) of level 7, 77 Pacific Highway, North Sydney, New South Wales, Australia ('FHS')


RECITALS

A. FAI owns and has extensive reputation and goodwill in the FAI name and logo.

B. FHS was formed to operate the FAI Home Security Business in Australia. It wishes to use the FAI name and logo in various business names and marks, and in the company names of members of the HSI Group.

C. FAI has agreed to grant FHS the right to use FAI's name and logo in conjunction with the words 'Home Security' on the terms and conditions of this Agreement.


AGREEMENT

1.   DEFINITIONS

     In this Agreement:

     'HSI DEALER' means any dealer, distributor or agent appointed by HSI (or any HSI Group Company) from time to time to promote the sales, installation and service of residential security alarm systems.

     'HSI' means Home Security International, Inc.

     'HSI GROUP', means HSI and its wholly owned subsidiaries including FHS.

     'HSI GROUP COMPANY' means a member of the HSI Group.

     'LICENCE' means the licence granted by FAI to FHS in CLAUSE 2.1.

     'TRADE MARK' means:
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     (a)  the FAI name;

     (b)  the FAI logo, depicted as



     (c)  the combination of the FAI name and logo, depicted as:

                                 [LOGO OF FAI]


     (d) each application for registration of the FAI name and logo (as depicted above), listed in the Schedule, and each resulting registration, as amended from time to time by agreement between the parties.

2.   LICENCE

     FAI grants to FHS a licence to use the Trade Mark as:

     (a)  a trade mark; and

     (b)  part of a corporate name.

2.2 FHS may only use the Trade Mark in conjunction with the words 'Home Security', or other equivalent description of the business of selling, installing and servicing residential security alarm systems worldwide.

2.3  The Licence is:

     (a)  non-exclusive;

     (b)  non-transferable; and

     (c)  royalty free.

2.4 FHS may grant sub-licences of the Licence to any HSI Dealer and any HSI Group Company (each a 'SUB-LICENSEE') but only if FHS:

     (a)  ensures that each Sub-licensee has imposed on it; and

     (b) uses reasonable efforts to ensure that each Sub-licensee complies with,

     obligations consistent with and no less stringent than those imposed on FHS under this Agreement, including FHS's obligations under clause 3.


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2.5  This Agreement does not restrict FAI's right to use or license the use of the Trade Mark to any other person.


3.   FHS'S OBLIGATIONS

3.1  FHS agrees:

     (a) to use the Trade Mark in accordance with the Licence and any reasonable directions issued by FAI (including directions contained in any guidelines prepared by FAI from time to time) and required:

          (i) to maintain the value (including the validity and distinctiveness) of the Trade Mark and to ensure that the Trade Mark is not brought into disrepute or otherwise affects or has the potential to affect the good name or standing of FAI; and

          (ii) to ensure that FAI'S rights in the Trade Mark are not impaired or infringed;

     (b) not to permit, procure or encourage any other person to use the Trade Mark other than in accordance with paragraph (a);

     (c) if and as requested by FAI, to submit to FAI for review samples of all marketing and other materials bearing the Trade Mark, specifying the time (no less than 7 days) by which FHS requires a response on that material;

     (d) to promptly correct any failure to comply with paragraph (a) or any direction by FAI resulting from a review under paragraph (c), including by complying with any timely and reasonable directions issued by FAI in relation to materials submitted to FAI under paragraph (c);

     (e) to report to FAI any suspected or actual unauthorised use of the Trade Mark (including by any HSI Group Company or HSI Dealer) of which it becomes aware;

     (f) to provide all assistance reasonably requested by FAI to protect FAI's rights in the Trade Mark;

     (g) not to represent that it owns or has any rights in relation to the Trade Mark other than as set out in this Agreement;

     (h) not to question or challenge the validity of FAI's ownership of the Trade Mark;

     (i) without limiting the rights of use granted under clause 2.1, not to apply for registration of any trade mark, business name or company name that incorporates any logo the same as, substantially identical with or deceptively similar to the Trade Mark, without the consent of FAI; and

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     (j)  to use its reasonable efforts to ensure each HSI Group Company and HSI
          Dealer complies with the obligations contained in PARAGRAPHS (A) to
          (I).

3.2  FHS must:

     (a) promptly notify FAI (and the HSI Group Company or HSI Dealer) if it becomes aware that any HSI Group Company or HSI Dealer on two or more occasions does not, in relation to the Trade Mark:

          (i) substantially comply with any obligation required to be imposed on it under this Agreement in accordance with CLAUSE 2.3; and

          (ii) remedy any breach of that obligation immediately after receiving notice from FHS requiring it to do so (which notice FHS must give promptly),

          (a 'TRADE MARK BREACH'); and

     (b) (i) promptly terminate the appointment of any HSI Dealer that has committed a Trade Mark Breach if FAI notifies FHS that in FAI's reasonable opinion the HSI Dealer's Trade Mark Breach may adversely affect the value (including the validity or distinctiveness) of the Trade Mark; and

          (ii) include in any HSI Dealer agreement a provision which allows termination in accordance with SUB-PARAGRAPH (I); and

     (c) (i) promptly terminate the Sub-licence of any HSI Group Company that has committed a Trade Mark Breach if FAI notifies FHS that in FAI's reasonable opinion the HSI Group Company's Trade Mark Breach may adversely affect the value (including the validity or distinctiveness) of the Trade Mark; and

          (ii) include in any HSI Group Company agreement a provision which allows termination in accordance with SUB-PARAGRAPH (I); and



4.   INTELLECTUAL PROPERTY RIGHTS

4.1  FHS acknowledges that FAI (or its successors or assigns) owns:

     (a)  the Trade Mark; and

     (b)  all existing and future copyright in the FAI logo.

4.2 FHS agrees to include, as set out in CLAUSE 4.3, on and in promotional and other materials that include reference to the Trade Mark ('MATERIALS'), an accurate statement ('TRADE MARK STATEMENT') in the following or substantially similar terms:

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                FAI is a trade mark of 'FAI Insurances Limited'.


4.3 The Trade Mark Statement must appear clearly and prominently on and in Materials as follows:

     (a)  at least once at the foot of any printed Materials;

     (b) in the credits or otherwise at the end of all audio-visual Materials (including video cassettes and CD-Roms) produced (whether for promotional, training or other purposes) by or on behalf of FHS, an HSI Group Company or an HSI Dealer; and

     (c)  on any other Materials - as reasonably agreed between the parties.


5.   WARRANTY

     FAI warrants that:

     (a)  it has all rights required to grant the Licence; and

     (b) use of the Trade Mark in connection with the Home Security Business will not infringe the rights of any person.


6.   REGISTERED USER

     FHS agrees to:

     (a) cooperate at the request of FAI in applying to become a registered user of any registered Trade Mark under relevant trade marks legislation in any country; and


     (b) bear all costs arising out of any application for it to become a registered user as referred to in PARAGRAPH (A).


7.   TERM AND TERMINATION

7.1 This Agreement will start immediately following the successful completion of the float of HSI and will continue until terminated under CLAUSE 7.2,
     7.3 or 7.4.

7.2 If FHS breaches any material provision of this Agreement and fails to remedy the breach within 21 days after receiving notice from FAI requiring it to do so, FAI may terminate this Agreement with immediate effect by giving written notice to FHS.

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7.3  FAI may immediately terminate this agreement if:

     (a) FHS disposes of the whole or any part of its assets, operations or business;

     (b) any step is taken to enter into any arrangement between FHS and its creditors;

     (c)  FHS ceases to be able to pay its debts as they become due;

     (d)  FHS ceases to carry on business;

     (e) any step is taken by a mortgagee to enter into possession or dispose of the whole or any part of FHS's assets or business (other than a vexatious or frivolous step or any step which is disposed of by a court within 7 days of it occurring);

     (f) any step is taken to appoint a receiver, a receiver and manager, a trustee in bankruptcy, a liquidator, a provisional liquidator, administrator or other like person of the whole or any part of FHS's assets or business (other than a vexatious or frivolous step or any step which is disposed of by a court within 7 days of it occurring);

     (g)  there is any change in FHS's direct or indirect beneficial control; or

     (h)  fails to take action under CLAUSE 7.4 as required.

7.4 FHS must, unless FAI otherwise agrees, immediately terminate any sub-licence granted pursuant to CLAUSE 2.4 if:

     (a) the Sub-licensee to whom the particular sub-licence has been granted (in this CLAUSE 7.4, referred to the 'RELEVANT SUB-LICENSEE') disposes of the whole or any part of its assets, operations or business;

     (b) any step is taken to enter into any arrangement between the Relevant Sub-licensee and its creditors;


     (c) the Relevant Sub-licensee ceases to be able to pay its debts as they become due;

     (d)  the Relevant Sub-licensee ceases to carry on business;

     (e) any step is taken by a mortgagee to enter into possession or dispose of the whole or any part of the Relevant Sub-licensee's assets or business (other than a vexatious or frivolous step or any step which is disposed of by a court within 7 days of it occurring);

     (f) any step is taken to appoint a receiver, a receiver and manager, a trustee in bankruptcy, a liquidator, a provisional liquidator, administrator or other like person of the whole or any part of the Relevant Sub-licensee's assets or business (other

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          than a vexatious or frivolous step or any step which is disposed of by a court within 7 days of it occurring); or

     (g) there is any change in the Relevant Sub-licensee's direct or indirect beneficial control.

7.5  Unless the parties otherwise agree, on termination of this Agreement:

     (a)  the Licence terminates;

     (b)  FHS must:

          (i) immediately cease using and have no further right to use, including on any signs or promotional material:

                (A)  the Trade Mark; or

                (B) any trade mark that is substantially identical with or confusingly similar to the Trade Mark;

          (ii)  remove all signs bearing the Trade Mark;

          (iii) destroy all other material bearing the Trade Mark in its possession or control;

          (iv) provide all assistance requested by FAI to cancel any registration of FHS as a registered user of the Trade Mark; and

          (v) use its best efforts to ensure that each HSI Group Company and HSI Dealer ceases using and is aware that it has no further right to use, including on any signs or promotional material, the Trade Mark.

7.6 Each party agrees that any reasonable costs of changing any official register to comply with clause 7.5(B)(IV) will be borne:

     (a) in the case of a termination under CLAUSE 7.2, by the breaching party; and

     (b)  in any other case, by the parties jointly.

7.7 Termination of this Agreement will not affect any accrued rights of any party.

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8.   NOTICES

8.1 A notice required to be given by one party to any other party under this Agreement must be in writing, addressed to that other party and:

     (a)  left at that party's address;

     (b) sent by pre-paid post (airmail if posted to or from a place outside Australia) to that party's address; or

     (c) transmitted by facsimile to the facsimile number which that party has specified by notice to the other parties.

8.2 A notice given to a party in accordance with CLAUSE 8.1 is treated as having been given and received:

     (a) if delivered to a party's address, on the day of delivery if a business day, otherwise on the following business day;

     (b) if sent by pre-paid mail, on the third business day after posting (or on the seventh business day if posted to or from a place outside Australia); and

     (C) if transmitted by facsimile to a party's address and a correct and complete transmission report is received, at the time and on the day of transmission if a business day, otherwise on the next following business day.

8.3 For the purpose of CLAUSE 8.1 the address and facsimile number of each party is as set out below or any other address or facsimile of which that party may from time to time give notice to each other party:

     FAI INSURANCES LIMITED
     Address:       Level 12, 185 Pacific Highway, Sydney
     Attention:     Mr Robert Baulderstone
     Fax:           9373 0012

     FHS
     Address:       Level 7, 77 Pacific Highway, North Sydney
     Attention:     Mr Terry Youngman
     Fax:           9936 2425

                                       8
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9.   EXCLUSION OF IMPLIED RELATIONSHIPS

     Nothing expressed or implied in this Agreement will constitute or be construed to constitute a party as a partner, agent, employee or representative of another party or place a party in a fiduciary relationship with another party.


10.  ASSIGNMENT

     A party must not assign or novate any rights under this Agreement to any person without the prior written consent of the other party.


11.  FURTHER ASSURANCES, CONSENTS AND APPROVALS

11.1 Each party must, at its own expense, do everything reasonably necessary to give full effect to this Agreement and refrain from doing anything that may hinder the performance of this Agreement.

11.2 A Party may give or withhold its approval or consent conditionally or unconditionally in its discretion unless this Agreement states otherwise.


12.  REPRESENTATIONS AND WARRANTIES

     FHS agrees that no party makes any representation or warranty to any other party other than as expressly referred to in this Agreement and other than in respect of any such express representation or warranty, each party enters into this Agreement entirely on the basis of its own investigations and decisions and not in reliance on any act or representation made by any other party.


13.  SEVERABILITY

     Part or all of any provision of this Agreement that is illegal or unenforceable may be severed from this Agreement and the remaining provisions of this Agreement continue in force.


14.  WAIVER

     The failure of a party at any time to require performance of any obligation under this Agreement is not a waiver of that party's right:

     (a) to insist on performance of, or claim damages for breach of, that obligation unless that party acknowledges in writing that the failure is a waiver; and

                                       9
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     (b)  at any other time to require performance of that or any other obligation under this Agreement.


15.  ENTIRE AGREEMENT

15.1 This Agreement constitutes the entire agreement of the parties about its subject matter and supersedes any previous understandings or agreements on that subject matter.

15.2 This Agreement may only be altered by the written agreement of all parties.


16.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts and all those counterparts taken together will be regarded as one instrument.


17.  GOVERNING LAW AND JURISDICTION

17.1 This Agreement is governed by the law of New South Wales.

17.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales.


18.  EXECUTION BY ALL PARTIES

     This Agreement will not be binding on any party until it is executed by or for all the parties.


                                   SCHEDULE


EXECUTED as an agreement.



THE COMMON SEAL of FAI                           )
INSURANCES LIMITED is affixed in                 )
accordance with its articles of association      )
in the presence of                               )

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
-----------------------------------------------
Secretary                                                ------------------------------------------------
                                                         Director

-----------------------------------------------
Name of secretary (print)                                ------------------------------------------------
                                                         Name of director (print)


THE COMMON SEAL of FAI HOME                   )
SECURITY PTY LIMITED                          )
is affixed in accordance with its articles of )
association in the presence of                )



-----------------------------------------------       -----------------------------------------------
Secretary                                             Director


-----------------------------------------------       -----------------------------------------------
Name of secretary (print)                             Name of director (print)

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